EXHIBIT 10.1

ENWIN RESOURCES INC.
of
Vancouver, British Columbia, Canada

July 25, 2002

ANDREW MOLNAR
D.B.A. CADRE CAPITAL

302-2695 Granville Street
Vancouver, British Columbia
Canada, V6H 3H4
Tel: 604-671-2245
Fax: 604-871-0112

Attention: Mr. Andrew Molnar

Dear Sirs:

Re: The Spring Lake Property (the "Property")

We provide this letter to confirm the terms and conditions upon which you will grant us and we will acquire an option to acquire an undivided 100% interest in the Property. We acknowledge that we may choose to replace this letter with a more formal agreement in the future. In the meantime, however, by signing this letter you that you have entered into a binding agreement (the "Agreement") with us on the terms and conditions contained herein.

  For the purposes of this Agreement, the following terms shall be defined as follows:
    "Property" means the mineral property claims located in the Clinton Mining Division in the south central region of British Columbia, as more particularly described on Schedule A;
    "Enwin" means Enwin Resources Inc., having an office at the address appearing at the top of the cover page of this Agreement; and
    "Vendor" (and "you") means Andrew Molnar, doing business as Cadre Capital, having an office at the address appearing in the upper left hand corner of this Agreement, and having a 100% legal and beneficial ownership interest in the Property.
    We have entered into this Agreement based upon the following representations and warranties made by you:
    the Property:
      is beneficially owned by the Vendor as provided for in para. 1(e) above and has been validly staked, located, recorded or otherwise properly acquired by the Vendor in accordance with all applicable laws and regulations;
      is in good standing in accordance with all applicable laws and regulations and all taxes, charges and assessments of any kind whatsoever required to keep the Property in good standing have been paid or filed, as the case may be; and
      is not subject to any liens, charges, encumbrances, adverse claims, royalties, joint ventures, options or underlying agreements of any kind whatsoever; and
    you have good and sufficient right and authority to enter into this Agreement and to carry out your obligations hereunder.
    You have entered into this Agreement based upon the representation and warranty made by us that we have good and sufficient right and authority to enter into this Agreement and to carry out our obligations hereunder.
    The Vendor hereby grants to Enwin the sole and exclusive right and option to acquire a 100% undivided interest (the "Interest") in the Property. In order to earn the Interest, Enwin shall:
    pay to the Vendor the following amounts:
      US$10,000 upon execution of this Agreement;
      US$10,000 on or before November 31, 2003;
      US$25,000 on or before November 31, 2004;
      US$25,000 on or before November 31, 2005;
      US$30,000 on or before November 31, 2006;
    retain the services of Rio Minerals Ltd. to perform all development work on the Property; and
    expend, on the exploration and development of the Property, a total of $700,000 in the following manner:
      a cumulative total of not less than US$25,000 on or before December 31, 2002;
      a cumulative total of not less than US$35,000 on or before December 31, 2003;
      a cumulative total of not less than US$150,000 on or before December 31, 2004; and
      a cumulative total of not less than US$500,000 on or before December 31, 2005.

The Interest shall vest in Enwin, without any further action by any party, immediately upon the last of the foregoing obligations having been met. Upon Enwin's Interest vesting, Enwin shall be entitled to register its Interest in all such places as it may properly be registered.

2. Enwin hereby agrees to pay to the Vendor a net smelter return royalty (the "Royalty") equal to 2% of the net smelter returns realized from production on the Property. Net Smelter returns shall be the gross proceeds received by Enwin, the manager and operator (the "Manager") of the Property, in any year from the sale of ore (being any material containing minerals of commercial economic value including any concentrates or other products derived therefrom) from the mining operation on the Property, less successively:

    custom smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; and
    costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and
    ad valorem taxes and taxes based upon production, but not income taxes.

Any decision to place a Property into production shall be at the sole discretion of the Manager and the Manager shall be under no obligation to place the Property into production. The Manager shall have an unfettered right to suspend or curtail any such production operation as it in its sole discretion may determine. Any advance royalty payments paid to the Vendor pursuant to this Agreement shall be deducted from any Royalty payments that may accrue during the term of this Agreement.

3. Subject to the foregoing, Enwin shall have the sole and exclusive right and authority to explore, develop and mine the Property and, in this regard, Enwin shall be entitled to:

    enter on the Property and have sole exclusive and quiet possession thereof;
    do such prospecting, exploration, development and other mining work on the Property as Enwin, in its sole discretion, may deem advisable;
    bring and erect upon the Property such buildings, plant, machinery and equipment (collectively the "Operating Fixtures") as Enwin in its sole discretion, may deem advisable; and
    do all such further acts as may, from time to time, be reasonably necessary to carry out the full intent and meaning of this Agreement.

In carrying out its activities on the Property, Enwin shall:

    maintain the Property in good standing by the doing and filing of assessment work or the making of payments in lieu thereof, and by the payment of taxes and the performance of all other actions which may be necessary in that regard; and
    perform all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws and regulations.

4. Enwin shall be entitled to terminate this Agreement at any time on written notice to the Vendor at which point all of its obligation hereunder, except its obligations to remove any of its Operating Fixtures which are on the Property, shall cease. The Vendor shall be entitled to terminate this Agreement but only if Enwin fails to meet a material obligation hereunder and only after the Vendor have given Enwin written notice of such failure and only if Enwin has not rectified such failure within 30 days of the notice.

5. The parties further agree that:

    Enwin shall be entitled to defer any obligation hereunder in the event of force majeure, where force majeure is defined as an act of God, war, revolution, insurrection, riot, blockade or any other unlawful act against public order or authority, strike, lockout or other industrial disturbance, storm, fire, flood, explosion or lightning, the failure to obtain the approval or any government, governmental agency, commission, board or other tribunal having jurisdiction, and any other event not reasonably within the control of Enwin;
    any disputes hereunder shall be submitted to a single arbitrator for arbitration pursuant to the Commercial Arbitration Act of British Columbia;
    any notice, demand, payment or other communication (collectively the "Correspondence") to be given hereunder shall be in writing and shall be delivered to the address or fax number of the party appearing herein;
    they shall do all such things and execute all such written materials as may be required to carry out the full intent and meaning of this Agreement;
    Enwin shall be entitled to assign this Agreement without the consent of the Vendor, provided that the assignee agrees to be bound by the terms and conditions of this Agreement, and the Vendor shall be entitled to assign this Agreement but only if they first obtain the written consent of Enwin;
    this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; and
    this is the entire Agreement between the parties in respect of the matter referred to herein and no amendment or interpretation of this Agreement will be binding on the parties unless same is in writing executed by the parties hereto.

Please sign and return the enclosed copy of this Agreement to us to indicate your agreement to the terms and conditions set forth herein. The parties acknowledge that this Agreement may be signed in counterpart and by facsimile, if necessary.

Yours truly,

ENWIN RESOURCES INC.

Per:

/s/ Michael Bebek
Signature of Signatory

Name and Title
of Signatory: Michael Bebek, President

This Agreement has been signed, sealed and delivered by:

CADRE CAPITAL INC.

Per:

/s/ Andre Molnar
Signature of Signatory

Name and Title
of Signatory: Andre Molnar, President

SHEDULE "A"

Spring Lake Property - Summer Claims 1-5
Lac La Hache, British Columbia
NTS: 92P/14W
Latitude 51˚ 48'N Longitude: 121˚ 15'W
Clinton Mining Division